EXHIBIT 3




                                     FORM OF

                             ASSIGNMENT, ASSUMPTION
                             AND AMENDMENT #2 TO THE
                                DEPOSIT AGREEMENT

                   This Assignment, Assumption and Amendment #2 (this "Agreement") is made as of this ____ day of January, 1997, by and among NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina ("NationsBank"), NB Holdings Corporation ("Holdings"), a corpo-ration duly organized and existing under the laws of the State of Delaware, a wholly-owned subsidiary of NationsBank and the successor by merger to Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), Boatmen's Trust Company, a corpora-tion duly organized and existing under the laws of the State of Missouri and wholly-owned subsidiary of Holdings (the "Old De-positary") and ChaseMellon Shareholder Services, L.L.C., a lim-ited liability company organized and existing under the laws of the state of New Jersey (the "New Depositary"), and relates to the Deposit Agreement, dated February 24, 1992, as amended (the "Deposit Agreement"), by and between Holdings and the Old De-positary. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Deposit Agreement.

                                   WITNESSETH:

                   WHEREAS, pursuant to the Deposit Agreement, a copy of which is attached hereto as Exhibit A, all shares of Cumulative Convertible Preferred Stock, Series A, of Boatmen's were depos-ited with the Old Depositary in exchange for the issuance of the Receipts representing Boatmen's depositary shares (each of which depositary share represented one-sixteenth of an interest in a share of Cumulative Convertible Preferred Stock, Series A, of Boatmen's);

                   WHEREAS, pursuant to the Deposit Agreement, the Old Depositary acts as Registrar, Transfer Agent and Depositary with respect to said Receipts, all subject to the terms and conditions set forth in the Deposit Agreement;

                   WHEREAS, as of the date hereof, Boatmen's merged with and into Holdings (the "Merger") pursuant to that certain Agreement and Plan of Merger, dated August 29, 1996, as amended, by and among Boatmen's, Holdings and NationsBank (the "Merger Agreement"), by which Holdings assumed the rights and obligation of Boatmen's under the Deposit Agreement by opera-tion of law;



                   WHEREAS, pursuant to the Merger Agreement, each share of Cumulative Convertible Preferred Stock, Series A, of
         Boatmen's was converted into a share of Cumulative Convertible Preferred Stock, Series A, of NationsBank;

                   WHEREAS, the parties hereto desire that Holdings as-sign and NationsBank assume the rights, privileges, duties and obligations that Holdings acquired from Boatmen's in the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agree-ment, as amended herein;

                   WHEREAS, the Old Depositary desires to resign as Reg-istrar, Transfer Agent and Depositary with respect to said Re-ceipts and Nationsbank desires to appoint the New Depositary as Registrar, Transfer Agent and Depositary with respect to said Receipts, all subject to the terms and conditions set forth in the Deposit Agreement; and

                   WHEREAS, the parties hereto desire to amend the De-posit Agreement as set forth herein.

                   NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

               ASSIGNMENT, ASSUMPTION, RESIGNATION AND APPOINTMENT

                   Section 1.01. Assignment. Holdings hereby assigns to NationsBank all of the rights, privileges, duties and obli-gations that Holdings acquired from Boatmen's under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agree-ment, as amended herein.

                   Section 1.02. Assumption. NationsBank hereby as-sumes from Holdings all of the rights, privileges, duties and obligations that Holdings acquired from Boatmen's pursuant to the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein.

                   Section 1.03. Resignation. Pursuant to Section 5.04 of the Deposit Agreement, the Old Depositary hereby resigns, effective immediately, as Registrar, Transfer Agent and Deposi-tary under the Deposit Agreement.

                   Section 1.04. Appointment and Acceptance. Pursuant to Section 5.04 of the Deposit Agreement, (i) NationsBank hereby appoints the New Depositary, effective immediately, as Registrar, Transfer Agent and Depositary under the Deposit


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         Agreement, (ii) the New Depositary hereby accepts such appoint-
         ment, and (iii) the Old Depositary hereby (a) transfers to the New Depositary all rights and powers of the Old Depositary un-der the Deposit Agreement, as amended herein, (b) delivers to the New Depositary a list of the record holders of all out-standing Receipts, and (c) assigns, transfers and delivers all of its right, title and interest in the Deposited Stock and any moneys or property held by the Old Depositary under the Deposi-tary Agreement.

                                   AMENDMENT #2

                   The Deposit Agreement is hereby amended as follows:

                   Section 2.01. Amended Definitions. Article I of the Deposit Agreement is hereby amended as follows:

                   a. The definition of "Common Stock" is hereby amended to read as follows:

                        "The term "Common Stock" shall mean the common stock, of the Company or any security into which the Common Stock may be converted."

                   b. The definition of "Company" is hereby amended to read as follows:

                        "The term "Company" shall mean NationsBank Cor-poration, incorporated under the laws of the State of North Carolina and its successors."

                   c. The definition of "Depositary" is hereby amended to read as follows:

                        "The term "Depositary" shall mean ChaseMellon Shareholder Services, L.L.C., a limited liabil-ity company existing under the laws of the State of New Jersey, and any successor in its role as Depositary, Registrar and Transfer Agent hereun-der."

                   d. The definition of "Registrar" is hereby amended to read as follows:

                        "The term "Registrar" shall mean ChaseMellon
                        Shareholder Services, L.L.C., a limited liabil-ity company existing under the laws of the State of New Jersey, or any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided."


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                   e.   The definition of "Registration Statement" is
                        hereby amended to read as follows:

                        "The term "Registration Statement" shall mean the Registration Statement on Form S-4 of the Company (Registration No. 333-16189), declared effective on November 18, 1996 relating to, among other things, the offering of the Deposi-tary Shares."

                   f. The definition of "Securities Division" is hereby amended to read as follows:

                        "The term "Securities Division" shall mean the principal office of ChaseMellon Shareholder Ser-vices, L.L.C., at which at any particular time its corporate trust business shall have the re-sponsibilities for the administration of this Agreement and obligations hereunder."

                   g. The definition of "Transfer Agent" is hereby amended to read as follows:

                        "The term "Transfer Agent" shall mean ChaseMel-lon Shareholder Services, L.L.C., a limited li-ability company existing under the laws of the State of New Jersey, or any bank or trust com-pany which shall be appointed to transfer the Receipts as herein provided."

                   Section 2.02. Amended Notice Provision. Article VII, Section 7.04, paragraph 1, of the Deposit Agreement is hereby amended to read as follows:

                        "Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, ad-dressed to the Company at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, attention Corporate Secretary, or at any other place of which the Company has notified the Depositary in writing."

                   Section 2.03. Amended Form of Certificate of Desig-nation. The Company's Form of Certificate of Designation, at-tached to the Assignment and Assumption of and Amendment #1 to the Deposit Agreement as Exhibit B, is hereby replaced by the



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         Amended and Restated Articles of Incorporation of NationsBank
         as set forth in Exhibit B attached hereto.

                   Section 2.04. Amended Form of Receipts. The Form of Receipts, attached to the Assignment and Assumption of and Amendment #1 to the Deposit Agreement as Exhibit C, is hereby replaced as set forth in Exhibit C attached hereto.













































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                   IN WITNESS WHEREOF, NationsBank, Holdings, the New
         Depositary and the Old Depositary have duly executed this Agreement as of the day and year first set forth above.

                                       NATIONSBANK CORPORATION

                                       By:
                                       Name:
                                       Title:


                                       NB HOLDINGS CORPORATION

                                       By:
                                       Name:
                                       Title:


                                       BOATMEN'S TRUST COMPANY

                                       By:
                                       Name:
                                       Title:


                                       CHASEMELLON SHAREHOLDER
                                         SERVICES, L.L.C.

                                       By:
                                       Name:
                                       Title:




















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